Exhibit 99.2(d)(iv) - Form of Notice of Guaranteed Delivery for Rights Offering

FORM OF
NOTICE OF GUARANTEED DELIVERY
for
SUBSCRIPTION CERTIFICATES
Issued by
DIVIDEND AND INCOME FUND
This form, or one substantially equivalent to this form, must be used to exercise the subscription rights (the "Rights") pursuant to the rights offering described in the Prospectus Supplement, dated September 28, 2015 ("Prospectus Supplement") and the accompanying Prospectus, dated September 16, 2015 ("Prospectus") of Dividend and Income Fund, a Delaware statutory trust (the "Fund"), if a holder of Rights cannot deliver the certificate evidencing such Rights (the "Subscription Certificate(s)") and/or full payment for the Shares subscribed for upon exercise of the Rights to the Subscription Agent at or prior to 5:00 p.m., ET, on October 30, 2015 (unless extended in the sole discretion of the Fund) (as it may be extended, the "Expiration Date").  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Prospectus Supplement and/or Prospectus.
The Notice of Guaranteed Delivery must be delivered by first class mail, express mail, overnight courier or by hand to the Subscription Agent, and must be received by the Subscription Agent before 5:00 p.m., ET, on the Expiration Date. See "Description of the Rights Offering — Methods for Exercising Rights" in the Prospectus Supplement for more information. The Subscription Certificate evidencing the Rights subscribed for, together with payment of the estimated purchase price of $11.70 per Share, must be received by the Subscription Agent at or before 5:00 p.m., ET, on the date that is three (3) business days after the Expiration Date. Failure to timely send such Subscription Certificates and payment will result in liability of the party guarantying delivery for the full amount subject to this guarantee.
The Subscription Agent is:
American Stock Transfer & Trust Company, LLC
By First Class Mail:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
P.O. Box 2042
New York, New York 10272-2042

By Express Mail, Overnight Courier or By Hand:

American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

Toll-free 1-877-248-6417
Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.
This form is not to be used to guarantee signatures. If a signature on a Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, due to special issuance instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Certificate.

Ladies and Gentlemen:
The undersigned hereby represents that the undersigned is the holder of a Subscription Certificate(s) representing _______ Rights and that such Subscription Certificate(s) and/or the full payment for the Shares subscribed for upon exercise of the Rights cannot be delivered to the Subscription Agent at or before 5:00 p.m., ET, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus Supplement and accompanying Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the undersigned's subscription rights to subscribe for _____ Shares with respect to the Rights represented by such Subscription Certificate(s).
Signature:	_______________________________	______________________________
Names:	_______________________________	______________________________
	(Please Type or Print)	(Please Type or Print)
Address:	_______________________________	______________________________
	_______________________________	______________________________
	_______________________________	______________________________
Telephone:	_______________________________	______________________________
	(Including Area Code)	(Including Area Code)
Subscription Certificate No.(s) (if available)

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
GUARANTEE OF DELIVERY
(not to be used for Subscription Certificate signature guarantee)
The undersigned, a member firm of a registered national securities exchange or member of the Financial Industry Regulatory Authority, commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that the undersigned will deliver to the Subscription Agent the Subscription Certificate(s) representing the Rights being exercised hereby with any required signature guarantees and any other required documents, and full payment therefor at or before 5:00 p.m. ET, on the date that is three (3) business days after the Expiration Date.
__________________________________________	_________________________________________
Name of Firm	Authorized Signature
__________________________________________	_________________________________________
Address	Name
__________________________________________	_________________________________________
City, State, Zip Code	Title
__________________________________________	_________________________________________
Area code and Telephone Number
Date:
The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) and full payment for the Shares subscribed for upon exercise of the Rights to the Subscription Agent within the time period described above. Failure to do so could result in a financial loss to such institution.